UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2007

The Williams Companies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2007, The Williams Companies, Inc. (the "Company") announced that Williams Power Company, Inc. ("Williams Power"), a wholly-owned indirect subsidiary of the Company, entered into a definitive agreement to sell substantially all of its power assets to Bear Energy LP, a unit of The Bear Stearns Companies Inc.

The agreement encompasses Williams Power’s 7,500-megawatt portfolio of power contracts and certain other assets. Closing of the transaction is expected within the next six months. The base purchase price is $512 million. Under the agreement, this amount will be reduced by expected net portfolio cash flows from the April 1 valuation date through the transaction closing date.

The foregoing does not constitute a complete summary of the terms of the sales agreement, which is attached hereto as Exhibit 99.1. The description of the terms of the sales agreement is qualified in its entirety by reference to such exhibit.

A copy of the press release announcing the sales agreement is furnished herewith as Exhibit 99.2.

Item 3.03 Material Modifications to Rights of Security Holders.

On May 18, 2007, the Company entered into an amendment to the Amended and Restated Rights Agreement dated September 21, 2004 (the "Rights Agreement"). In conjunction with the appointment of UMB Bank, n.a. as the successor Rights Agent under the Rights Agreement, the amendment replaces all references to Equiserve Trust Company, N.A. with references to UMB Bank, n.a. The amendment also amends the Rights Agreement to allow the successor Rights Agent to be a national association rather than only a corporation.

The foregoing does not constitute a complete summary of the terms of the amendment, which is attached hereto as Exhibit 4.1. The description of the terms of the amendment is qualified in its entirety by reference to such exhibit.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 17, 2007, the Company’s Board of Directors amended the Company’s By-laws to define the position of General Counsel in Article VI, Section 7, and amend Article VIII, Section 2 to provide for advancement of expenses for the General Counsel.

Article V of the By-laws was also amended to specifically allow for uncertificated shares to evidence share ownership in the Company.

A copy of the By-laws is filed as Exhibit 3.2 and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

See the disclosure under Item 1.01 of this report, which is incorporated by reference into this Item 7.01 in its entirety.

Item 9.01 Financial Statements and Exhibits.

a) None
b) None
c) None
d) Exhibits

Exhibit 3.2 Restated By-laws effective May 17, 2007.

Exhibit 4.1 Amendment No. 1 dated May 18, 2007 to the Amended and Restated Rights Agreement dated September 21, 2004.

Exhibit 99.1 Asset Purchase Agreement between Williams Power Company, Inc. and Bear Energy LP dated May 20, 2007.

Exhibit 99.2 Press release dated May 21, 2007 publicly announcing the Williams Power Company, Inc. Asset Purchase Agreement with Bear Energy LP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc.

May 22, 2007	By:	Brian K. Shore

Name: Brian K. Shore
Title: Corporate Secretary

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Exhibit Index

Exhibit No.	Description

3.2	Restated By-laws effective May 17, 2007.
4.1	Amendment No. 1 dated May 18, 2007 to the Amended and Restated Rights Agreement dated September 21, 2004.
99.1	Asset Purchase Agreement between Williams Power Company, Inc. and Bear Energy LP dated May 20, 2007.
99.2	Press release dated May 21, 2007 publicly announcing the Williams Power Company, Inc. Asset Purchase Agreement with Bear Energy LP.